Exhibit 10.17


                           TRIPLE NET LEASE AGREEMENT

THIS LEASE is made and entered  into this 1st day of June by and between  Steven
J. Winer and Katherina L. Winer. whose address is 835 E. 3rd Street, #3, Durango, CO. 81301 (hereinafter Lessor) and NGE Leasing Inc., a wholly owned subsidiary of Natural Gas Services Group, Inc. whose address is 2911 S. County Road 1260, Midland, TX. 79706 (hereinafter Lessee).

                                   WITNESSETH:

The Lessor has agreed to let and hereby does let and demise to the Lessee, and the Lessee has agreed to take, and hereby does take from the Lessor, the following property:

Approximately two (2) acres with a 4,000 square foot building, said property is located at 3900 North First Street, Bloomfield, NM. 87413 and which is designated as follows:

     1.   TERM AND RENTAL.

     The lease term is from June 1, 2003 through May 31, 2008, inclusive. The total rent to be paid for the premises is the sum of $ 159,000.00. Lessee will pay to Lessor the sum of $ 2,650.00 in consecutive monthly installments on or before the 1st day of each month during the term of this lease, except for first and last months installment payment which shall be paid at the beginning of the lease term. Rent payments will be paid to Steven and Katherina Winer, or to its assigns.

     In addition to payment of the above sums, Lessee shall also pay or cause to be paid all real estate taxes and assessments (special or otherwise) pertaining to said property above. Lessee will provide all insurance and will pay all cost for utilities, maintenance, repair, replacement and upkeep of said property during the term of this lease.

     2.   OPTION TO RENEW.

     At the end of the term, lease may be renewed upon a renegotiated price mutually agreeable by both parties. A sixty (60) day notice is required prior to the end of the lease if either party decides not to renew. This notice is to be sent registered mail to the stated address.

     3.   SECURITY DEPOSIT.

     Lessor acknowledges receipt of $ 2650.00_ as a security deposit. The security deposit shall secure the performance of the Lessee's obligations hereunder. The leased premises are expected to be left in good and clean and non contaminated condition at the end of the lease term, or upon termination of this lease. Lessor may apply all or a portion of said deposit on account of Lessee's obligations if all rents have not been paid when due.

     4.   NOT ASSIGNABLE, NO SUBLETTING OF PREMISES.

     Lessee may not assign this lease, and Lessee may not sublet the premises without prior written consent of Lessor. Except as so restricted, this Agreement shall inure to the benefit of the heirs, personal representatives, administrators, successors and assigns of the parties.


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     5.   USE OF THE PREMISES.

     The leased premises shall be used and occupied by Lessee exclusively as stated for oilfield equipment rental, sales, service and repairs. Any other purpose made of the premises by Lessee is subject to Lessors' prior written consent.

     6.   QUIET ENJOYMENT.

     Lessee agrees to keep the noise level in a rural setting, per requirements made by the City of Bloomfield.

     7.   CONDITION OF THE PREMISES.

     The property is being leased as is", with no warranties, implied or express, being given as to its suitability for a particular purpose, or for any other contingency. Lessee has had the opportunity to inspect the leased premises prior to occupancy, and Lessee covenants and agrees that the premises are suitable for its intended use.

     If the leased premises should be damaged as a result of Lessee's negligence or willful act, or that of its employee, agent, family, or visitor; and such damage is so extensive that Lessor shall decide not to rebuild or repair, the term of this Lease shall end and the rent shall be prorated up to the time of the damage. This provision shall in no way limit the Lessor's right to sue Lessee for damages in the event that such damage was caused by Lessee's negligence or willful act, and Lessor's insurance proceeds do not cover all damages sustained as a result of such negligence or willful act.

     8.   DANGEROUS MATERIALS.

     Lessee shall not keep or have on the premises any article or thing of a dangerous, inflammable or explosive character that might unreasonably increase the danger of fire on the leased premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

     9.   MAINTENANCE AND REPAIR.

     Lessee agrees that it will keep up and maintain the improvements, real property and personal property in as good a condition as they are now, normal wear and tear excepted.

     10.  ALTERATIONS AND IMPROVEMENTS, REVERSION TO LESSOR.

     Furnishings, trade fixtures and equipment installed by Lessee shall remain the property of Lessee and may be removed by Lessee at any time during the lease term provided that Lessee is not in default under the lease agreement. Lessee shall repair any material damage to the premises, less ordinary wear and tear, resulting from the installation or removal of such property.

     In the event of abandonment of the premises by the Lessee, or termination of this lease for cause by the Lessor, all improvements and any personal property left on the premises by the Lessee shall be deemed abandoned and shall become the property of the Lessor.


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     Lessee shall make no substantial alterations,  additions or improvements in or to the leased premises without the Lessor's prior written consent.

     11.  INSURANCE AND INDEMNIFICATION.

     It is recommended that Lessee purchases and keeps in effect all insurance policies required to protect its interest in the improvements, contents and personal property owned by Lessee and located on or in the leased premises.

     The Lessee will indemnify and hold harmless the Lessor from any and all claims and damages (including reasonable attorney's fees and costs) arising from Lessee's use of the premises, or from any activity, work or thing done, or permitted by Lessee, in or about the location at 3900 N. First Street, Bloomfield, NM, unless caused by Lessor or Lessor's agents, employees, or invitees; or from failure of the Lessee to comply with any requirement of any governmental authority.

     Lessee will carry on the property, building and fence insurance covering against loss of fire, extended casualty, in an amount equal to such replacement value, and public liability in a minimum amount of $1,000,000.00 per occurrence, $1,000,000.00 general aggregate annually, with the policies naming both Steven Winer and Katherina Winer as additional insured.

     12.  REPAIRS.

     All repairs to the building, fence and property is the responsibility of the Lessee, except for any underground utility lines coming into the property which were not damaged by the Lessee, employee or its invitees.

     13.  RIGHT OF INSPECTION.

     The Lessor, or its authorized agents, shall have the right at all reasonable times during the lease term, to enter the leased premises for the purpose of inspection to determine continued compliance with the terms of this Agreement.

     A designated agent of Lessor, consented to by Lessee, shall have and safely retain a key with which to unlock the door for any emergency purposes.

     14.  MECHANIC'S LIENS AND ENCUMBRANCES.

     The Lessee shall not do or suffer anything to be done whereby any mechanic's, material men or any other lien or encumbrance may encumber the leased premises. If any such lien is filed during the lease term, the Lessee will be required to discharge the same, and obtain a release thereof, within thirty (30) days of the date of the filing of such a lien. The Lessee agrees that whenever it should enter into any contracts for the alteration, repair, or improvement of the premises, it will insert a contract provision whereby the person or persons with whom such contract is made, shall for himself and any subcontractors expressly waive any right to file a mechanic's or other lien against the Lessors. Notice is hereby given that the Lessor will not be liable for any labor or materials furnished or contracted to be furnished to the Lessee upon credit.


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     15.  HOLDOVER BY LESSEE.

     Should Lessee remain in possession of the leased premises with the knowledge and consent of Lessor after the natural expiration of this Lease, a new tenancy from month to month shall be created between Lessor and Lessee which shall be subject to all terms and conditions hereof but shall be terminable upon thirty (30) days notice served by either Lessor or Lessee upon the other party.

     16.  ATTORNEY FEES AND COSTS.

     In the event of a breach of this Agreement by either party hereto, the party ultimately being determined to be at fault agrees in addition to the damages awarded to pay the reasonable attorney fees and costs of the opposing party determined not to be at fault

     17.  DEFAULT.

     If Lessee shall fail or refuse to make the monthly payments required herein on a timely basis to Lessor, Lessor shall have the right to remove Lessee from the leased premises in accordance with New Mexico state law upon three
     (3) days notice.

     It Lessee should fail or refuse to comply with any other term or condition contained herein, then and in that event, Lessee shall be deemed to be in default and Lessor may retake possession of the premises hereby leased and remove all persons therefrom. Lessee covenants and agrees that if it should default in its obligations hereunder that it will vacate the Property within thirty (30) days after Lessor has provided to Lessee a Notice of Default as set forth below.

     (a) Notice of Default If a default occurs, Lessor shall notify Lessee of the same, by depositing a Notice of Default, certified mail, return receipt requested, in the United States Mail, postage prepaid, properly addressed to Lessee at the following addresses:

         Lessee's address:   NGE Leasing, Inc.
                             2911 S. County Road 1260
                             Midland, TX.79706

     Said notice shall be effective upon the date of receipt, and shall specify the basis for the default. If Lessee has not cured the default, or vacated the Property within thirty (30) days of the date of mailing of said Notice, Lessor shall have the right to remove the Lessee from the Property and to recover its costs expended, including a reasonable attorney fee, to complete such eviction or removal.


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     18.  LANDLORD'S LIEN.

     As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the premises, except that property consigned to the Lessee. If Lessee abandons or vacates any substantial portion or the premises, or is in default of any payments required hereunder, or any other lease provisions, Lessor may enter upon the premises and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property. The proceeds of the sale of personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums owed by the Lessee to Lessor under the terms of this lease. Any excess remaining funds shall be paid to Lessee or any other person entitled thereto by law.

     19.  ALTERNATIVE DISPUTE RESOLUTION.

     Any controversy which may arise between the parties regarding the rights, duties, or liabilities hereunder shall be settled by means of arbitration, mediation, or some other form of alternative dispute resolution, if possible. If alternative dispute resolution is not feasible, for whatever reason, all controversies shall be litigated in the San Juan County District, County, or Small Claims Court.

     20.  TIME.

     Time is of the essence hereof. If any payment, covenant or condition hereof is not tendered, delivered or completed in a timely manner, the party adversely affected by such failure shall have the option to cancel or terminate this Agreement.

     21.  BINDING EFFECT.

     The  covenants  and   conditions   herein  shall  apply  to  and  bind  the
     administrators, representatives, successors, and assigns of the parties hereto.

     22.  ENTIRE AGREEMENT.

     This agreement contains all of the agreements, covenants and conditions made between the parties hereto, and may not be modified or changed in whole or in part orally or in any manner other than by written addendum executed by all parties hereto, or by their respective successors in interest, and attached to this Agreement.

     23.  COUNTERPARTS.

     FAX COPIES. This Agreement may be signed in counterparts. "FAX" machine copies of an original signature by either party shall be binding as if they were original signatures.


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     24.  NOTICES

     Except as otherwise specifically set forth herein, all notice or deliveries required under this lease shall be personally served or given by regular mail to the address of

LEASE

Lessor and Lessee as set forth below:

            LESSOR                                           LESSEE
            ------                                           ------

Steven Winer and Katherina Winer                        NGE Leasing Inc.
P.O. Box 2055                                           Attn:  Scott Sparkman
Durango, CO  81302                                      2911 S. County Road 1260
                                                        Midland TX, 79706

Telephone # 970 247-7963                                Telephone # 915 563-0245
Fax       # 970 259-8071                                Fax       # 915 563-5567

Notice may also be provided by fax to either party at the fax numbers set forth above.

     25.  ADDITIONAL PROVISIONS.

     1. Interior shop shall be completed per drawings within 30 days. See attached Exhibit A.
     2. Lessee will comply with any Bloomfield city ordinances that are in place and any other government regulations that are required.

     26.  CONSENT.

     Wherever consent, approval, agreement, or any party under this Lease, such approval requires the like, consent or agreement shall not be unreasonably withheld.

     EXECUTED BY THE PARTIES the day and year first above written.

     LESSOR                                             LESSEE

     Steven Winer and Katherina Winer               NGE Leasing Inc.

     ----------------------------                   ----------------------------
`    Streven Winer                                  Wallace Sparkman, President

     ----------------------------                   ----------------------------
     Date                                           Date


     ----------------------------
     Katherina Winer

     ---------------------
     Date


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